Exhibit j (iv) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K




  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A, No. 33-36729) of Federated Municipal Securities Income Trust, and to the incorporation by reference of our report dated October 18, 2007 on Federated Municipal High Yield Advantage Fund (one of the portfolios constituting Federated Municipal Securities Income Trust) included in the Annual Shareholder Report for the year ended August 31, 2007.



                                                       /s/ Ernst & Young LLP

Boston, Massachusetts
October 24, 2007